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                                                                    Exhibit 10.5

THIRD AMENDMENT TO LEASE


 AGREEMENT made as of the 28TH day of December, 2000, between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at New Orchard Road, Armonk, New York 10504 (hereinafter referred to as "Landlord") and LEXMARK INTERNATIONAL, INC. a Delaware corporation, having an office at 55 Railroad Avenue, P.O. Box 2868, Greenwich, Connecticut 06836 (hereinafter referred to as "Tenant"),

W I T N E S S E T H

 WHEREAS, the Landlord and the Tenant entered into an Amended and Restated Lease dated January 1, 1991 as amended by Second Amendment dated January 1, 1994(hereinafter collectively called the "Lease"), covering space (the "Leased Premises") in the building designated as Buildings 030/031 (hereinafter referred to as the "Buildings") which Buildings are known by the name and street address of 6300 Diagonal Highway, Buildings 030/031, situated on a plot of land located in the City and County of Boulder, Colorado; and

 WHEREAS, the Tenant desires to extend the lease.

 NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:

1. The Tenant hereby exercises the Second Extended Term of the Lease with the Landlord for a period of five (5) years commencing June 1, 2001 and expiring May 31, 2006.

2. (a) Section 3.02 of the Lease, entitled "Extended Term Rent", is hereby amended to provide that the annual rent due under the Second Extended Term shall remain the same as the First Extended Term for 200,464 net rentable square feet at One million seven hundred twenty-five thousand Dollars ($1,725,000.00) for the period from June 1, 2001 through March 31, 2003. The annual rent from April 1, 2003 through May 31, 2006 shall be increased from One million seven hundred twenty-five thousand 00/100 Dollars ($1,725,000.00) to One million eight hundred sixty-one thousand, one hundred eighty-four and 16/100 Dollars ($1,861,184.16), and the monthly rent shall be increased from One hundred forty-three thousand, seven hundred fifty 00/100 Dollars ($143,750.00) to One hundred fifty-five thousand, ninety-eight 68/100 Dollars ($155,098.68).

(b) Effective April 1, 2003 through May 31, 2006 the annual rent for the 47,844 net rentable square foot addition shall be reduced from Seven hundred fifty-four thousand, four hundred forty 00/100 Dollars ($754,440.00) to Three hundred ten thousand, nine hundred eighty-six 00/100 Dollars ($310,986.00) and the monthly rent shall be reduced from Sixty two thousand,

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eight hundred seventy 00/100 Dollars ($62,870.00) to Twenty five thousand, nine hundred fifteen 50/100 Dollars ($25,915.50).

4. Except as herein modified, the Lease shall continue in full force and effect without change.


IN WITNESS WHEREOF, this instrument has been executed by the duly authorized representatives of the parties hereto as of the day and year first above written.

      LANDLORD:

      INTERNATIONAL BUSINESS MACHINES
      CORPORATION

      By:    /s/ Jeff Miller
          ----------------------------------

      Title: Senior Program Manager
             -------------------------------



        TENANT:

      LEXMARK INTERNATIONAL, INC.

      By:    /s/ David L. Goodnight
          ----------------------------------

      Title: Vice President and Controller
             -------------------------------